                                                                                                       Exhibit 10.4

                                           Outside Director Compensation

              RESOLVED, that effective July 1, 2004, directors of the Corporation who are not employees of, or consultants to the Corporation or Bruckmann, Rosser, Sherrill & Co.,
              Inc. or their respective affiliates, shall be compensated as follows:

                      (a)      an annual stipend of $30,000

                      (b)      a fee of $2,000 per meeting (other than a regular quarterly  meeting of the Board or a Committee meeting held on the same day as a regular quarterly meeting of the Board) attended in person (with all meetings that occur on the same day being considered as one meeting); and

                      (b)      a fee of $1,000 per meeting attended by telephone conference (with all meetings that occur on the same day being considered as one meeting);
                               and

                      (c)      an annual retainer of $5,000 for service as a committee chairman; and

                      (d)      a one-time grant of options to purchase common stock of the
                               Corporation in such amount and at such price as may be approved by the Board.